UNITED STATES

SECURITIES and EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of theSecurities
Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 19, 2005

Tengasco, Inc.(Exact
Name of Registrant as specified in its charter)

Commission File Number 0-20975

Tennessee	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

603 Main Avenue, Suite 500, Knoxville, Tennessee 37902
(Address of Principal Executive Office

(865) 523-1124
(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

        On May 19, 2005, the Company’s Board of Directors adopted a resolution authorizing the amendment of section Article III paragraph 6 of the Company’s Bylaws which before amendment provided that the presence of six (6) directors are necessary at a Board meeting to establish a quorum, to provide after amendment that a quorum is established when the number of directors in attendance is more than half of the number of directors then serving on the Board.

Item 8.01 Other Events

        On May 19 , 2005, Dolphin Offshore Partners, LP (“Dolphin”), the largest shareholder of the Company and whose managing partner is Peter E. Salas, the Chairman of the Company’s Board of Directors, extended the due date on two notes made by the Company to Dolphin, the present aggregate principal balance of which is $700,000, on the same terms and conditions as the existing notes for a period of three months from May 20, 2005 to August 20, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.1 Amendment to Bylaws dated May 19, 2005

10.1 Amended and Restatement of Promissory Notes dated May 19, 2005

99.1 Press Release dated May 23, 2005

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 23, 2005

Tengasco, Inc.

By: s/Jeffery R. Bailey Jeffrey R. Bailey, President